CONSULTING AGREEMENT


     THIS CONSULTING AGREEMENT, made this 24th day of January, 1997 by and between Carlyle Golf, Inc., a Colorado corporation (the "Company"), and Laurence H. Anton (the "Consultant"), (both of whom may be referred to jointly as the "parties"), is expressly made subject to the following recitals:

                                    RECITALS

     WHEREAS, the Company desires to obtain the services of the Consultant and the Consultant is willing and desires to serve the Company under the terms and conditions of this Agreement.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing recitals and of the conditions, covenants and agreements set forth below, and other good and valuable consideration, the parties agree as follows:

     1. Engagement. The Company agrees to retain the Consultant and the Consultant agrees to provide services to the Company upon the terms and conditions set forth in this Agreement. The Consultant acknowledges that his relationship with the Company shall, during the period of performance hereunder, be that of an independent contractor. The Consultant shall be free to dispose of his time, energy, and skills in such a manner as he sees fit so long as he performs the duties required of him as provided in paragraph 2.

     2. Position, Duties, Best Efforts and Responsibilities. Throughout the term of this Agreement, the Consultant shall assist, counsel and advise the Company with respect to the business of the Company, particularly as regards the manufacture and sale of headwear. In the performance of his services for the Company, the Consultant shall report to the President of the Company. The Consultant shall exert his best efforts and shall devote such time as may be necessary for the conscientious and faithful performance of his services, duties and responsibilities pursuant to this Agreement, consistent with his education, training and experience. Notwithstanding anything to the contrary contained herein, the Consultant shall not be obligated to spend more than forty (40) hours per month during the first three (3) months of this Agreement and not more than ten (10) hours per month thereafter in the performance of services hereunder.

     3. Confidential Information. In the performance of his duties hereunder, the Consultant may receive, have access to or develop information of a highly confidential nature regarding the Company. The Consultant agrees that, unless he has the prior written approval of the Company, he will make no oral or written disclosure of such information either during the term of this Agreement or for a period of three (3) years following the termination of this Agreement except to employees of the Company or to persons designated by the Company to receive such information. Notwithstanding anything to the contrary, the foregoing covenant shall not apply to any information which (a) is or becomes public knowledge without breach of this Agreement, (b) is or becomes publicly available without a confidentiality restriction and without breach of this Agreement from a source other than the disclosing party, (c) the recipient can demonstrate was known by the recipient without a confidentiality restriction at the time of the receipt of such information, or
(d) was independently developed by the recipient by persons who did not have access to the disclosed information.

     4. Restrictive Covenant. During the term of this Agreement, Consultant shall not, directly or indirectly, participate in any fashion, render any service of an advisory nature or otherwise to, become an interest holder in or became employed by, anywhere in the world, an enterprise engaged in the business of manufacturing and/or distributing or selling headwear (other than the Company). Nothing herein, however shall prevent the Consultant from engaging, through Larry Anton & Associates, Inc., in certain activities as described at Exhibit A hereto or from owning less than ten percent (10%) of the outstanding capital stock of a public company that is engaged, directly or indirectly in a business that would violate the foregoing covenant.

     5. Compensation. For all services rendered by the Consultant in any capacity during the term of this Agreement, the Consultant shall be paid $9,028 per month. As additional consideration, the Consultant will also receive from the Company a five-year option, in the form set forth as Exhibit ___ attached hereto, to purchase 200,000 shares of the Company's Common Stock at a strike price of $2.08, representing the average closing ask price of the Company's Common Stock for the ten (10) trading days beginning five (5) trading days prior to January 9, 1997. In addition, the Company shall reimburse the Consultant for the reasonable out-of-pocket expenses incurred by him in performing consulting services hereunder if such services require the Consultant to travel more than fifty (50) miles from Fort Worth, Texas, provided, however, that any such expenses greater than $500 require the prior written approval of the Company.

     6. Term of Engagement. Subject to the provisions for termination, the term of this Agreement shall be for three (3) years, beginning on January 24, 1997 and ending on January 23, 2000.

     7. Termination. This Agreement may be terminated by Consultant at any time by written notice delivered to the Company. This Agreement may not be terminated by the Company prior to the end of its stated term. In the event of the death or Disability of the Consultant during the term of this Agreement, the Company will continue to make payments pursuant to this Agreement to the estate of the Consultant for the remaining term of this Agreement. As used herein, "Disability" shall mean when Optionee is unable to continue or obtain gainful employment by reason of a medically determined physical or medical impairment for continuous period of one hundred eighty
(180) days.

     8. General Provisions. (a) The Consultant may not assign any right or interest nor delegate any duty under this Agreement, nor may the Consultant's beneficiaries or legal representatives assign any right or interest hereunder, without the Company's prior written consent, which consent shall not be unreasonably withheld. (b) Any notice required or permitted under the provisions of this Agreement shall be deemed to have been given when delivered in person or five (5) business days after being deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the person to whom the notice is given at the address specified below or at such other address as may hereafter be designated by a party pursuant to notice in writing:

          To the Company:

          Carlyle Golf, Inc.
          10550 East 54th Avenue, Unit E
          Denver, Colorado 80239

          Attention:  Jerome M. Hause, President

          To the Consultant:

          Laurence H. Anton
          8224 White Settlement Road
          Fort Worth, Texas 76108

          With a copy to:

          Kevin G. Levy, Esq.
          Kelly, Hart & Hallman, P.C.
          201 Main Street, Suite 2500
          Fort Worth, Texas 76102.

(c) In the event any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable, such illegality, invalidity or unenforceability shall not affect any other provisions of this Agreement. (d) This Agreement embodies the entire understanding of the parties and there are no further or other agreements or understandings, written or oral, in effect between the parties relating to the subject matter of this Agreement unless expressly referred to in this Agreement. (e) Any amendment or modification of this Agreement may be made only by a writing signed by the parties hereto. (f) Any failure by either party to comply with any of its obligations, agreements, covenants or indemnities contained in this Agreement may be waived in writing, but not in any other manner, by the party against which enforcement of the waiver is sought, and any such waiver or failure to enforce a party's rights hereunder in one instance shall not be deemed to be a general waiver of that or any other provision of this Agreement. (g) This Agreement has been executed and delivered in the State of Colorado and its validity, interpretation, performance and enforcement shall be governed by the laws of the State of Colorado. (h) This Agreement shall be binding upon, and inure to the benefit of, the Consultant and the Company and their respective permitted successors, heirs and assigns.

     IN WITNESS WHEREOF, this Agreement has been executed in duplicate originals on the day and year stated below.

                                   COMPANY:

                                   CARLYLE GOLF, INC.,
                                   a Colorado corporation



Date: January 24, 1997             By:  /s/ Jerome M. Hause
                                   Jerome M. Hause, President


                                   CONSULTANT:



Date: January 24, 1997             /s/ Laurence H. Anton
                                   Laurence H. Anton